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                                                                EXHIBIT 10.17


                             MCI SERVICES AGREEMENT

This MCI Services Agreement ("Agreement"), made and entered into by and between MCI Telecommunications Corporation ("MCI") and Clark Material Handling Company, 333 West Vine Street, Lexington, Kentucky 40507 ("Customer"), sets forth the terms and conditions pursuant to which MCI will provide certain "Services", as defined below, and maintain certain Customer Premise Equipment (the "CPE") described in the Customer Information Manual (the "Manual") maintained by the Professional Services Network Management Center (the "PNMC"), which is effective as of the first day of the month following execution of this Agreement by MCI (the "Effective Date").

1.  SERVICE.

    A. MCI agrees to provide Services for the CPE described in the Manual which may be supplemented or amended from time-to-time. MCI shall have the right to provide such Services through a reliable third-party vendor and shall promptly address Customer's complaints, if any, concerning such vendor's performance.

    B. As used herein, "Services" shall mean, collectively, MCI's maintenance, consulting and managed services as described in Attachment 1, attached hereto and incorporated herein by reference. Any products or services, other than the Services, which Customer may order from MCI or any of its affiliates from time-to-time will not be subject to the terms of this Agreement, unless agreed to by the parties.

    C. Provided that MCI is in compliance with all material terms of this Agreement, Customer hereby grants MCI the exclusive right to maintain the CPE throughout the "Service Term," as defined below.

    D. MCI shall be responsible for re-certification of the equipment at the end of the lease term; provided, however that the term of this Agreement and that of the equipment lease shall be coterminous.

2. LIMITED WARRANTY.

    A. MCI shall at all times perform the Services in accordance with the terms and conditions herein unless (i) events beyond the reasonable control of MCI or its agents or subcontractors prevent performance, including, without limitation, acts of God or other force majeure events in which case MCI shall notify Customer of such an event or (ii) a material breach by Customer of any material term or condition of this Agreement which Customer has not cured within thirty (30) days after notice by MCI.

    B. Other than as expressly set forth herein, MCI DISCLAIMS ALL WARRANTIES OF ANY KIND, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.


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3. INVOICING AND CHARGES.

    A. Customer shall pay to MCI the monthly recurring charges and other fees set forth in Attachment 2, attached hereto and incorporated herein by reference.

    B. MCI shall submit a monthly invoice to Customer for all charges due under this Agreement. Upon receipt of an invoice from MCI, Customer will pay all such charges within forty-five (45) days.

    C. In the event Customer expands Services which require additions to the Manual, MCI will charge Customer additional discounted monthly recurring charges as set forth in Attachment 2 that are related to the added sites. Except for payment of all installation charges, in the event Customer removes sites which reduce Services, MCI will not charge Customer the monthly recurring charges for such removed sites. If Customer desires to modify existing Services which results in changes to the Manual, MCI may modify the applicable charges and fees set forth in Attachment 2 related to such modification by providing thirty (30) days prior written notice to Customer.

    D. Customer shall be responsible for the payment of all excise, sales, use or other similar taxes which may be levied by a governing body or bodies for maintenance which may result from this Agreement, exclusive of taxes based on MCI's net income.

4. TERM.

    A. The service term of this Agreement (the "Initial Service Term") shall commence on the Effective Date and shall continue for a period of five (5) years thereafter.

    B. After the Initial Service Term, the service term shall continue on a month-to-month basis until such time as either party provides the other with at least ninety (90) days prior written notice of its intent to terminate this Agreement, provided, however, that during each additional month all obligations and requirements of this Agreement, shall remain in effect.

    C. Customer may terminate this Agreement without further obligation, except for charges incurred up to the date of termination, in the event MCI fails to meet any of its material obligations hereunder and fails to correct its performance and remedy its material failures within thirty (30) days after notice from Customer to do so.


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5. CUSTOMER OBLIGATIONS.

   Customer shall:

    A. Report failures, and any related information requested (to the extent that Customer possesses such information), to MCI or MCI's designated point of contact.

    B. Provide MCI and/or MCI's third party vendor with reasonable access to the installation site(s) and to the CPE, including spare parts supplied by Customer.

    C. Customer agrees to promptly, upon request by MCI or MCI's designated agent or MCI's third-party vendor, endorse Customer's name upon any Uniform Commercial Code filings which MCI deems appropriate to protect MCI's or MCI's third-party vendor's interest in the CPE.

    D. Obtain, as may be necessary, all permits, licenses, variances and other authorizations required by state and local jurisdictions. MCI shall provide Customer with all reasonable assistance in connection therewith.

    E. Be responsible for provision of building, space, circuit, and power in accordance with the standards established by MCI or the manufacturer of the CPE for proper installation and operation.

    F. Ensure that all of its files are adequately duplicated and documented at all times. MCI and its third party vendor will not be responsible or liable for Customer's failure to adequately duplicate or document its files or for data or files lost during the course of performance of Services hereunder.

6. PERFORMANCE MANAGEMENT.

    A. MCI's PNMC will use its best efforts to contact, within fifteen (15) minutes of a service affecting event, and as close to real time as practical, Customer's designated representative using the MCI Account Team provided Customer escalation list and inform Customer of the event, the current status of any troubleshooting efforts, and the planned course of any action. The notification method shall be in a mutually agreed upon form, negotiated by the MCI Account Team with PNMC input, as automated as possible, and maintained by the MCI Account Team.

    B. Should the PNMC exhaust the Customer contact list during a Customer contact attempt, the MCI Account Team will be informed immediately, and in turn, the MCI Account Team will contact the appropriate Customer personnel. Both parties will adhere to their internal problems escalation procedures when dealing with a service affecting event.

    C. The MCI Account Team will periodically contact Customer personnel on the escalation list to verify the accuracy of the contact list and report any changes to the PNMC.


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7. LIMITATION OF LIABILITY.

    A. Except as provided in this Agreement, MCI shall not be responsible to Customer for any losses, liabilities or expenses incurred by Customer arising out of Customer's direct or indirect use, or reliance upon, the Services or any reports, suggestions, or recommendations provided by MCI in connection therewith, except to the extent caused by MCI's gross negligence.

    B. MCI shall not be liable to Customer for damages, losses, liabilities, or costs incurred by Customer due to MCI's failure to detect, or alert Customer to, any functional or other problems with Customer's network (or the way it is being operated by Customer).

    C. MCI shall not be liable to Customer for damages, losses, liabilities or expenses incurred by Customer except to the extent that the same were caused by MCI's willful misconduct or gross negligence.

    D. In no event shall any damages in the aggregate assessed against MCI exceed the lesser of (i) direct proven damages; or (ii) an amount equal to the fees incurred for Services, but not including monthly installation payments, paid to MCI under this Agreement for the six-month period immediately preceding the accrual of the claim giving rise to the damages.

    E. In no event shall MCI or an affiliate or their respective officers, directors, employees, agents or subcontractors be liable for any incidental, indirect, consequential or special damages, or loss of revenues or profits, even if such party has been notified of the possibility of such damages.

8. ACCESS.

    Customer agrees to provide MCI with access to any relevant information that MCI may reasonably request and upon reasonable notice to Customer provide access to Customer facilities, equipment or other like sites or items as may be necessary or useful for MCI to perform its obligations hereunder.

9. REPORTS; PROPERTY OF MCI.

    Subject to Section 10 hereof, upon termination of this Agreement, Customer shall be entitled to retain copies of any reports, recommendations, documents and data in any media form relevant to Customer and held by MCI or provided to Customer by MCI, but specifically excluding computer software, all without additional compensation to MCI; provided, however, that MCI shall own and retain title and, have all rights, to any ideas, designs, and other intellectual property, whether copyrightable or not, contained therein.


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10. INDEMNIFICATION.

    Customer agrees to indemnify MCI and its affiliates and their respective employees, officers, directors, agents and subcontractors, and hold them harmless against any damages and expenses, including reasonable attorneys' fees, incurred by any of them arising out of Customer's, or its employees', officers', directors', subcontractor(s)' or agent(s)', negligent acts or omissions or unremedied breach of its obligations hereunder, or its use of the Services in a manner other than that intended herein.

    Except as otherwise stated elsewhere in this Agreement, MCI agrees to indemnify Customer and its affiliates and their respective employees, officers, directors, agents and subcontractors, and hold them harmless against any damages and expenses, including reasonable attorneys' fees, incurred by any of them arising out of Customer's, or its employees', officers', directors', subcontractor(s)' or agent(s)', negligent acts or omissions or unremedied breach of its obligations hereunder.

11. CONFIDENTIALITY.

    Neither party shall disclose to any third party during the term of this Agreement, or during the three (3) year period after termination of this Agreement, any of the terms and conditions set forth in this Agreement (including, but not limited to, price-related terms), unless such disclosure is lawfully required by any federal governmental agency or is otherwise required to be disclosed by law or is necessary in any legal proceeding establishing rights and obligations under this Agreement. MCI and Customer agree to ensure the continued confidentiality of such information. MCI and Customer further agree to cooperate with the other party's reasonable confidentiality requirements which may be established from time to time, and promptly notify the other party of any unauthorized disclosure or use of such confidential information. Both parties reserve the right to terminate this Agreement immediately upon delivering written notice to the other party, if it is determined that there has been any unpermitted third party disclosure.

12. ASSIGNMENT.

    This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. Except for a transfer or assignment to the parent company of Customer, neither this Agreement, nor any rights or obligations of Customer herein shall be transferable or assignable by Customer, without MCI's prior written consent, which consent shall not be unreasonably withheld, and any attempted transfer or assignment hereof by Customer not in accordance herewith shall be null and void.

13. NOTICE.

    All notices, requests, or other communications (excluding invoices) hereunder shall be in writing and hand delivered or addressed and sent by certified or registered mail, postage prepaid and return receipt requested to the parties as follows:


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If to MCI:          MCI Telecommunications Corporation
                    Three Ravinia Drive
                    Atlanta, Georgia 30346-2102
                    Attn: Director PSO

with a copy to:     MCI Telecommunications Corporation
                    205 North Michigan Avenue
                    Suite 3200
                    Chicago, Illinois 60601
                    Attn: Director of Legal Affairs

If to Customer:     Clark Material Handling Company
                    333 West Vine Street
                    Lexington, Kentucky 40507
                    Attn: Director, Information Services

with a copy to:     Clark Material Handling Company
                    333 West Vine Street
                    Lexington, Kentucky 40507
                    Attn: General Counsel

If either party wishes to alter the recipient or address to which communications are sent, it may do so by providing the name of the new recipient or a new address, in writing, to the other party. All notices, requests or other communications addressed in accordance with this Agreement shall be effective when received, if delivered by mail or if delivered by messenger service, on the date of delivery.

14. APPLICABLE LAW.

This Agreement shall be governed in accordance with the laws of the State of New York without giving effect to its choice of law principles.

15. MODIFICATION; INVALIDITY.

Except as otherwise provided herein, modification or amendment to this Agreement shall not be valid or effective unless in writing and signed by both parties hereto. The invalidity or non-enforceability of any particular provision of this Agreement shall not affect the other provisions, which shall be valid and enforceable to the fullest extent permitted by law.

16. INDEPENDENT CONTRACTOR STATUS.

MCI's relationship to Customer in the performance of this Agreement is that of an independent contractor/vendor. Nothing contained in this Agreement shall be deemed or construed as creating a partnership, joint venture or fiduciary relationship between MCI and Customer.



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17. EXPORT AND LEGAL COMPLIANCE.

    A. Customer acknowledges that certain equipment, software and technical data which may be provided hereunder may be subject to export and re-export controls under the U.S. Export Administration Regulations and/or similar regulations of the U.S. or any other country. Customer shall not export or re-export any such equipment, software, technical data or any direct product thereof in violation of any such laws.

    B. MCI and Customer shall comply with all laws and regulations, including but not limited to import and customs laws and regulations.

18. SURVIVAL.

    The rights and responsibilities of the parties hereto under the provisions of Sections 2, 7, 10, 11 and 18 hereof shall survive the expiration or termination of this Agreement.

19. ARBITRATION.

    MCI and Customer hereby stipulate and agree that any and all disputes between the parties arising out of or relating to this Agreement, shall be submitted for resolution by arbitration in accordance with the Commercial Rules of Arbitration of the American Arbitration Association then in effect. Such arbitration shall be held at an office of the American Arbitration Association in New York, New York. To the fullest extent permitted by law, the parties irrevocably submit to the jurisdiction of the arbitrator, waive any objection to the venue of the arbitration, and agree to be bound by any final decision rendered thereby, which final decision may be enforced in any court of competent jurisdiction. The arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement. In particular, and without limiting the generality of the foregoing, this Agreement limits the relief available to one or both parties (e.g., by prohibiting awards of incidental or consequential damages or otherwise limiting the liability of a party in any respect), thus the arbitrator shall have no power or authority to make an award that provides for such relief. In addition, the arbitrator shall have no power or authority to make any award that provides for any element of punitive or exemplary damages. MCI and Customer hereby further stipulate and agree that each party to such arbitration proceedings shall pay its own costs of participating in the arbitration, and that the non-prevailing party shall pay the fees and expenses of the arbitrator. Either party shall have, however, the right to seek and obtain from any court of competent jurisdiction any equitable or provisional relief or remedy enforcing any right it may have in connection with this Agreement. No such judicial action permitted by the forgoing sentence shall waive or limit either party's right to adjudicate the merits of the such a dispute by arbitration.


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20. COMPLETE AGREEMENT; AMENDMENTS.

    A. This Agreement is the complete agreement of the parties concerning its subject matter and supersedes all other prior agreements and representations, oral or in writing, concerning its subject matter. Any amendments must be in writing and signed by both parties to this Agreement. No waiver of any of the provisions of this Agreement shall be binding unless it is in writing and signed by the party making the waiver. No waiver shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, and no waiver shall be deemed, or shall constitute, a continuing waiver.

    B. All sections and subsection of this Agreement are severable and the enforceability or invalidity of any of the sections or subsections of this Agreement shall not affect the validity or enforceability of the remaining sections or subsections of this Agreement, but such remaining sections or subsections will be interpreted or construed in such a manner as to carry out fully the intentions of the parties. Section titles or references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto evidenced hereby.

21. NO WAIVER.

    No waiver of any of the provisions of this Agreement shall be binding unless it is in writing and signed by the party granting the waiver. No waiver shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, and no waiver shall be deemed, or shall constitute a continuing waiver.

22. OFFER EXPIRATION.

    This Agreement shall be valid only if executed by Customer and returned to MCI prior to June 15, 1995 and subsequently accepted by MCI.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the dates set forth below, effective as of the Effective Date.


CLARK MATERIAL HANDLING                        MCI TELECOMMUNICATIONS
COMPANY                                        CORPORATION

By: /s/ R.E. Clemens                           By: /s/ Jardon T. Bouska
    ----------------------------                   -----------------------------
Name: /s/ R.E. Clemens                       Name: Jardon T. Bouska
     ---------------------------                   -----------------------------
Title: President                            Title: Director
      --------------------------                  ------------------------------
Date: 15 May 1995                            Date: 6/13/95
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